Exhibit 10.5

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is dated this      day of June, 2011 and effective as of July 1, 2011, by and among Carbon Natural Gas Company, a Delaware corporation (“Carbon”), Nytis Exploration Company, a Delaware corporation, on behalf of itself and its affiliates (collectively, “Nytis”) and Nytis Exploration Company LLC, a Delaware limited liability company (“Nytis LLC”). Nytis and Nytis LLC are each referred to individually as a “Company” and collectively as the “Companies.”

WITNESSETH:

WHEREAS, Carbon and the Companies invest in, acquire, own, develop and take other actions with respect to certain oil and gas properties and all types of interests therein; and

WHEREAS, the Companies desire to employ Carbon to assist in the management, operation, direction, and supervision of the operations and business functions of the Companies, and Carbon desires to provide such services upon the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies and Carbon hereby agree as follows:

Section 1. Definitions. Each capitalized term defined above shall have such meaning when used in this Agreement. Each of the following capitalized terms used herein and not otherwise defined herein shall have following meanings:

“General and Administrative Services” has the meaning set forth in Section 2 of this Agreement.

“Management Services” has the meaning set forth in Section 2 of this Agreement.

“Properties” means those oil and gas properties in which the Companies have an interest as of the date hereof or from time to time after the date hereof.

“Services” means the General and Administrative Services and the Management Services provided by Carbon hereunder.

Section 2. Provision of General and Administrative and Management Services. Carbon hereby agrees that, during the term of this Agreement and subject to the limitations imposed herein, Carbon will (a) provide general and administrative services (“General and Administrative Services”) to the Companies, in connection with their respective businesses, and (b) provide staff to manage, operate, direct, and supervise the operations and business functions of the Companies, in connection with the exploration, development, production, gathering, treating, marketing, hedging and handling of oil, gas and related minerals produced therefrom (the “Management Services”). The Companies hereby agree that, during the term of this Agreement and subject to the limitations imposed herein, Carbon is authorized and retained to perform the General and Administrative Services and the Management Services. Subject to the limitations imposed herein, Carbon’ powers shall include (without limitation): (i) entering into and executing any and all agreements and contracts reasonably necessary to conduct all business and other operations of the Companies or in connection with the Properties; (ii) provide assistance in maintaining the books and records of the Companies, including implementing and maintaining internal accounting controls for the Companies; (iii) provide assistance in preparing or causing to be prepared and filing necessary reports, audits and filings on behalf of the Companies; and (iv) taking such other action, executing and delivering such other documents and performing such other actions as may be deemed by Carbon to be appropriate to carry out the Services required under the terms of this Agreement; provided, however, that all such Services shall be performed in the respective name of the Company for which the services are provided.

Section 3. Restrictions on Carbon’s Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, Carbon shall not have the power or authority to do or perform any of the following acts unless otherwise agreed in writing by the board of directors or the manager of the subject Company, as appropriate:

(a)           to take title to any oil and gas leases, or any other real or personal property owned by any Company, in the name of Carbon;

(b)           to incur on behalf of Nytis indebtedness for borrowed money;

(c)           to sell, assign, farm-out, abandon or otherwise dispose of any Properties of Nytis;

(d) to cause Nytis to (i) file a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under Title 11 of the United States Code (or any corresponding provision or provisions of succeeding law) or an admission seeking the relief therein provided or the taking of similar action under the laws of any state or local jurisdiction; (ii) make a general assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver for all or a substantial part of its property;

(e)           to cause the Companies to take any action in contravention of the Certificate of Incorporation, Bylaws, Operating Agreement or other constating documents of any Company or the Amended and Restated Voting and Stockholders’ Agreement dated October 7, 2005, as amended June 1, 2010, among Nytis and its stockholders; or

(f)            to usurp the functions of the managers under the Operating Agreement of Nytis LLC.

Section 4. Access to Information; Confidentiality. In order to facilitate the performance of the Services, Carbon shall have full access to all information, records, documents, materials and Properties of the Companies. During the term of this Agreement, except as strictly required in the due performance of the Services, Carbon shall keep confidential all trade secrets and other information in any way relating to the provision of the Services, except to the extent that disclosure of same is required by judicial or administrative order or otherwise by law. Upon termination of this Agreement, Carbon will deliver to the Companies all data relating to the Services provided or generated hereunder. Carbon shall ensure that its agents, employees and consultants are legally bound to the foregoing confidentiality requirement.

Section 5. Carbon’ Employees. With respect to persons employed by Carbon to provide the Services, Carbon and not the Companies shall be responsible for and shall pay all wages, benefits and other compensation. Where appropriate, Carbon shall procure and maintain adequate Workmen’s Compensation Insurance covering all such employees, and Carbon shall be responsible for meeting all federal, state, and local requirements with respect to compensation paid to such employees. All such employees of Carbon shall be U.S. employees and Carbon shall be responsible for all U.S. taxes and withholdings on wages and other amounts paid to such employees.

Section 6. Compensation of Carbon.

(a)           Nytis.  Nytis shall pay Carbon:

(i)            a flat fee equal to $15,000 per month for all Services to be performed under this Agreement for Nytis; and

(ii)           to the extent Carbon incurs out of pocket costs and expenses to third parties in connection with providing Services to Nytis, such costs and expenses shall be reimbursed by Nytis to Carbon such reimbursement to be in addition to the fees provided for under this Section 6(a). Carbon’s engagement of third party agents, consultants and independent contractors shall be at Carbon’s sole discretion.

(b)           Nytis LLC. For Services performed under this Agreement for Nytis LLC, Nytis LLC shall pay to Carbon a fee in the amount of one hundred percent (100%) of all Direct Costs (as hereinafter defined) incurred by Carbon in the performance of the Services on behalf of Nytis LLC. “Direct Costs” are hereby defined to be the following:

(i)            for each Carbon employee who performs Services for Nytis LLC, the number of hours expended by such employee in rendering the Services multiplied by an amount equal to such employee’s total compensation (salary and benefits) paid to or incurred by Carbon in connection with such employee’s employment, such amount to be computed on an hourly basis and determined by Carbon in its sole judgment;

(ii)           all travel and living expenses incurred by Carbon employees on behalf of Nytis LLC while away from their base location;

(iii)          all insurance costs incurred by Carbon on behalf of Nytis LLC;

(iv)          all professional fees (including legal fees), expenses and charges incurred by Carbon on behalf of Nytis LLC;

(v)           all rental fees, governmental charges and taxes incurred by Carbon on behalf of Nytis LLC; and

(vi)          any miscellaneous expenses, fees, charges and costs incurred by Carbon on behalf of Nytis LLC.

Carbon shall cause each employee who performs the Services for Nytis LLC (A) to maintain daily timekeeping records in sufficient detail to record the date, length of time, and service provided to Nytis LLC, and (B) to maintain reasonably detailed records of all expenses and costs incurred by Carbon and its employees on behalf of Nytis LLC, including travel and living expenses.  Carbon’s engagement of third party agents, consultants and independent contractors shall be at Carbon’s sole discretion.

(c)           Invoices and Payment.  The computation of total fees due to Carbon from each of the Companies will be invoiced no less frequently than quarterly with appropriate accounting attached, and payment by each of the Companies will be due within sixty (60) days after receipt of the invoice. Any amounts properly invoiced and not paid when due shall bear interest from the due date at the prime rate plus 1%. The Companies shall have the right, at their expense to audit any such invoice at any time within twelve (12) months after receipt thereof.

Section 7. Power of Attorney. Each of the Companies hereby designates and appoints Carbon as its true and lawful agent and attorney-in-fact, with full power and authority in the name, place and stead of the Companies, to carry out the duties specified herein and such other powers as may be reasonably incidental thereto, on behalf of and for the account of the Companies, in the name of the Companies, hereby ratifying, adopting and confirming all that Carbon may do in the name or on behalf of the

Companies, and Carbon hereby accepts said appointment. This power is to be interpreted as broadly as possible to facilitate Carbon’ exercise of the power and authority granted herein.

Section 8. Insurance/Indemnification. Each of the Companies shall either (i) provide, at its expense, broad-form comprehensive liability insurance adequate to protect Carbon and each of the Companies with respect to their respective activities, such policy to name Carbon as an additional insured, or (ii) indemnify Carbon and hold it harmless against any and all claims, demands, actions, losses, liabilities, costs (including reasonable attorney’s fees), and penalties incurred (a) in connection with either any failure by such Company or any failure by Carbon (other than as a result of Carbon’ gross negligence or willful misconduct) to comply with applicable laws or regulations, (b) in connection with any damage or injury whatsoever to persons or property arising out of the use, management, operation, occupation, ownership, lease maintenance, or control of the Properties, (c) in connection with the Services, or (d) in connection with any actions or failures to act by Carbon unless such actions or failures to act constituted willful misconduct or gross negligence of Carbon, its officers, employees or agents.

Section 9. Term of Agreement. The term of this Agreement shall commence July 1, 2011, and shall continue for an initial term of one (1) year, and thereafter such term shall automatically renew for successive one-year terms, unless sooner terminated prior to the end of its term upon the following:

(a)           (i) the liquidation, dissolution or winding up of the affairs of Carbon, whether voluntary or involuntary, (ii) any merger, reorganization, purchase or sale of voting securities, or other transaction resulting in at least 50% of the issued and outstanding shares of voting securities of Carbon immediately prior to the consummation of such transaction being “beneficially owned” by a single person or a “group,” as such terms are defined in Rule 13d-3 and 13d-5, respectively, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or (iii) a sale, in one or more related transactions, of all or substantially all of the assets of the Companies; or

(b)           30 days prior written notice from (i) either Company delivered to Carbon (with respect to Services provided to that Company only) or (ii) Carbon delivered to one or more Company (with respect to Services provided to such Company or Companies); or

(c)           by mutual consent of the parties.

Section 10. Relationship of the Companies and Carbon. All Services under this Agreement shall be performed by Carbon as an independent contractor and its employees shall at all times be under its direction and control. Carbon shall have full power and authority to select the means, manner and method of performing the Services without detail, control or direction by the Companies. The Companies and

Carbon hereby agree that nothing contained herein or in any document executed in connection herewith shall be construed as making Carbon and the Companies joint venturers or partners. Carbon shall devote such time and effort to the Companies’ business and operations as shall be required to fulfill its obligations pursuant to this Agreement; however, it is specifically understood and agreed that Carbon shall not be required to devote full time to such business and the Companies acknowledge that Carbon currently engages in and possesses, and agrees that Carbon may continue to engage in and possess, interests in other business ventures of any and every type and description, independently or with others, including without limitation the ownership, acquisition, exploration, development, operation and management of oil and gas properties, oil and gas drilling programs and companies similar to that of the Companies, and neither the Companies nor any stockholder of the Companies shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

Section 11. Assignments. Neither the Companies nor Carbon shall, without the prior written consent of the other party, assign this Agreement or its rights or obligations hereunder. Any consent granted by the Companies or Carbon to any such assignment shall not be deemed a consent to any subsequent assignment.

Section 12. No Exclusivity. Nothing contained herein shall be construed to require Carbon to perform the Services hereunder exclusively for the Companies, and personnel employed by Carbon to perform the Services may perform similar services for other entities with whom Carbon may contract.

Section 13. Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be considered as properly given or made if mailed by United States certified mail, postage prepaid, if delivered by a commercial courier service or if personally delivered, addressed as follows:

If to Carbon or Nytis LLC:

c/o Carbon Natural Gas Company

Attention: Chief Executive Officer

1700 Broadway, Suite 2020

Denver, CO 80290

If to Nytis:

Nytis Exploration Company

Attention: Secretary/Treasurer

1700 Broadway, Suite 2020

Denver, CO 80290

or to such other address as the Companies or Carbon shall have designated to the other party in writing. All notices and other communications delivered hereunder shall be considered to be effective upon the actual physical receipt thereof by the addressee.

Section 14. Entire Agreement. This Agreement constitutes the full and complete agreement, and supersedes any and all prior agreements or understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

Section 15. Severability; References. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. As used in this Agreement, words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 17. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

Section 18. Amendments. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by the parties hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NYTIS EXPLORATION COMPANY LLC

By:		Nytis Exploration (USA) Inc., its Manager

	By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President

NYTIS EXPLORATION COMPANY

By:		/s/ Patrick R. McDonald
Patrick R. McDonald,
President

CARBON NATURAL GAS COMPANY

By:		/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer